SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Valued Advisers Trust

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Cloud Capital Funds

Cloud Capital Strategic Large Cap Fund

c/o Huntington Asset Services, Inc.

2960 N. Meridian Street, Suite 300

Indianapolis, Indiana 46208

(877) 670-2227

December     , 2014

Dear Shareholder:

On behalf of the Board of Trustees (the “Board”) of Valued Advisers Trust (the “Trust”), we are pleased to invite you to a special meeting of shareholders (the “Special Meeting”) of the Cloud Capital Strategic Large Cap Fund (the “Large Cap Fund”). The Special Meeting is scheduled for January 14, 2015 at 9:00 a.m., Eastern Time, at 2960 N. Meridian Street, Suite 300, Indianapolis, Indiana 46208.

On the same date as your Special Meeting, shareholders of another fund advised by Cloud Capital, LLC, the investment adviser to the Large Cap Fund – the Cloud Capital Strategic Mid Cap Fund (the “Mid Cap Fund”) – will be voting on whether to reorganize their fund into the Large Cap Fund. At your Special Meeting, you will be asked to approve a proposal to allow amounts previously waived and/or reimbursed by Cloud Capital LLC to the Mid Cap Fund to be recouped out of the Large Cap Fund’s assets following the reorganization of the Mid Cap Fund into the Large Cap Fund.

We urge you to complete, sign and return the enclosed proxy card promptly. A postage-paid envelope is enclosed for this purpose. Whether or not you plan to be present at the meeting, your vote is important and you are, therefore, strongly encouraged to return the proxy card.

If your shares are held in street name, only your bank or broker can vote your shares and generally only upon receipt of your specific instructions. Please contact the person responsible for your account and instruct him or her to execute a proxy card today.

We look forward to receiving your proxy so that your shares may be voted at the Special Meeting.

Sincerely,

Carol J. Highsmith

Secretary

Cloud Capital Funds

Cloud Capital Strategic Large Cap Fund

c/o Huntington Asset Services, Inc.

2960 N. Meridian Street, Suite 300

Indianapolis, Indiana 46208

(877) 670-2227

Important Notice Regarding Availability of Proxy Materials for the

Shareholder Meeting to be held on January 14, 2015:

This Proxy Statement is Available online at the Following Website:

This Proxy Statement is available online at:

[http://www.proxyonline.com/docs/valuedadvisers.pdf]

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Shareholders of Cloud Capital Strategic Large Cap Fund (the “Fund”):

Notice is hereby given that a special meeting of the shareholders of the Fund (the “Special Meeting”) will be held on January 14, 2015 at the offices of the Fund (2960 N. Meridian St., Suite 300, Indianapolis, Indiana), at 9:00 a.m., Eastern Time, for the following purposes, which are more fully described in the accompanying Proxy Statement:

1.	To approve the ability of Cloud Capital, LLC, the investment adviser to the Fund, to seek reimbursement of fees waived for, and/or expenses reimbursed to the Cloud Capital Strategic Mid Cap Fund from the Fund following the reorganization of the Cloud Capital Strategic Mid Cap Fund into the Fund; and

2.	To transact such other business as may properly come before the Special Meeting and any postponement or adjournment thereof.

The Board of Trustees recommends you vote FOR the Proposal. The Board of Trustees of the Trust has fixed the close of business on December 1, 2014 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting or any postponement or adjournment thereof. Copies of these proxy materials, including this notice of the Special Meeting, the Proxy Statement, and the proxy card, also are available to you at [http://www.proxyonline.com/docs/valuedadvisers.pdf. Information on how to obtain directions to attend the Special Meeting and vote in person can be obtained by calling 1-800-780-7314.]

We urge you to mark, sign, date and mail the enclosed proxy in the postage-paid envelope provided as soon as possible so that you will be represented at the Special Meeting. If you desire to vote in person at the Special Meeting, you may revoke your proxy at any time before it is exercised. Your vote is important no matter how many shares you own. In order to avoid the additional expense of further solicitation, we ask your cooperation in completing your proxy card promptly.

By order of the Board of Trustees of the Trust,

Carol J. Highsmith

Secretary

December     , 2014

PROXY STATEMENT

VALUED ADVISERS TRUST

Cloud Capital Strategic Large Cap Fund (the “Fund”)

2960 N. Meridian St., Suite 300

Indianapolis, Indiana 46208

INTRODUCTION

The enclosed proxy is solicited by the Board of Trustees (the “Board”) of Valued Advisers Trust (the “Trust”) for use at the Special Meeting of Shareholders (the “Special Meeting”) to be held on January 14, 2015 at 9:00 a.m., Eastern Time, and any postponement or adjournment thereof, for action upon the matters set forth in the accompanying Notice of the Special Meeting of Shareholders (the “Notice”). Shareholders of record at the close of business on December 1, 2014 are entitled to be present and to vote at the Special Meeting or any postponed or adjourned session thereof. The Notice, this Proxy Statement and the enclosed proxy card are first being mailed to shareholders on approximately December     , 2014.

The Trustees recommend that you vote:

1.	For the ability of Cloud Capital, LLC, the investment adviser to the Fund, to seek reimbursement of fees waived for, and/or expenses reimbursed to the Cloud Capital Strategic Mid Cap Fund from the Fund following a reorganization of the Cloud Capital Strategic Mid Cap Fund into the Fund; and

2.	In the discretion of the persons named as proxies in connection with any other matters that may properly come before the Special Meeting or any postponement or adjournment thereof.

Each whole share of the Fund is entitled to one vote as to any matter on which it is entitled to vote and each fractional share is entitled to a proportionate fractional vote. Shares represented by your duly executed proxy will be voted in accordance with your instructions. If no instructions are made on a submitted proxy, the proxy will be voted FOR the Proposal.

PROPOSAL

APPROVAL OF RECOUPMENT OF PREVIOUSLY WAIVED FEES AND REIMBURSED EXPENSES

Introduction & Background.

At a meeting held on November 19, 2014, the Board of Trustees (the “Board”) of Valued Advisers Trust approved an Agreement and Plan of Reorganization, which provides for the reorganization of the Cloud Capital Strategic Mid Cap Fund (the “Mid Cap Fund”) – a fund also advised by Cloud Capital, LLC (the “Adviser”), the investment adviser to your Large Cap Fund – with and into the Large Cap Fund (the “Reorganization”). The Reorganization Agreement requires shareholder approval of the Mid Cap Fund shareholders, and if approved, is expected to be effective on or about January 19, 2015. The Mid Cap Fund shareholders are expected to vote on the Reorganization at a special meeting scheduled for January 14, 2015.

Additionally, on November 19, 2014, the Board approved a proposal by the Adviser to change the name of the Large Cap Fund to the Cloud Capital Strategic All Cap Fund (the “All Cap Fund”) and to change its investment objective and strategies. These revisions are intended to allow the Large Cap Fund (i.e., the All Cap Fund after the Reorganization) to focus on a broader range of asset classes. These changes do not require shareholder approval and you are not being asked to vote on them. You will, however, be receiving additional information separately with regard to these changes which are expected to become effective on January 19, 2015.

Recoupment of Previously Waived Fees and Reimbursed Expenses.

At its meeting held on November 19, 2014, the Board also considered a proposal by the Adviser to allow it to recoup fees waived and/or expenses reimbursed for the Mid Cap Fund under expense limitation arrangements in place prior to the Reorganization from the Large Cap Fund following the Reorganization. This Proposal is contingent on the approval by the shareholders of the Mid Cap Fund of the Reorganization. Additionally, because this proposal will also affect shareholders of the Mid Cap Fund, it is also being submitted to them for their vote and is contingent on their approval.

In considering this proposal, the Board considered the Adviser’s history with each Fund, as well as its ongoing commitments to the Funds. Specifically, the Board considered the efforts of the Adviser to promote the Funds, the terms of the expense limitation arrangements that had been in place with the Mid Cap Fund and the Large Cap Fund, the Adviser’s commitment to keep the expense limitation arrangements in place for the foreseeable future, as well as the fact that the recoupment right that would be afforded to the Adviser would only be exercisable if assets in the Large Cap Fund were to grow, which would provide benefits to all of the shareholders. In light of the foregoing, the Board felt it appropriate and equitable to allow the Adviser the right to recoup fees it waived and expenses reimbursed with respect to the Mid Cap Fund prior to the closing of the Reorganization from the Large Cap Fund following the Reorganization. The Board also determined that the best interest of the shareholders of the Funds would be served by incentivizing the Adviser to grow assets and thereby reduce expenses so as to be able to take advantage of the ability to recoup waived fees and reimbursed expenses. The Board also felt it appropriate for shareholders to approve this ability to recoup previously waived fees and expenses reimbursed and, as such, it has been included for your vote.

Under the terms of the expense limitation arrangements that are in place for the Large Cap Fund and the Mid Cap Fund, the Adviser contractually agreed to waive or limit its fees and reimburse certain Fund operating expenses through September 30, 2015, so that the ratio of total annual operating expenses does not exceed 1.40%. These operating expense limitations do not apply to brokerage fees and commissions, borrowing costs (such as interest and dividend expenses on securities sold short), taxes, distribution and shareholder services (12b-1) fees, extraordinary expenses and indirect expenses (such as Fees and Expenses of Acquired Funds). Acquired Fund Fees and Expenses represent the pro rata expense indirectly incurred by a Fund as a result of investing in other investment companies, including ETFs, closed-end funds and money market funds that have their own expenses. The Adviser had also contractually agreed to waive or limit its fees with regard to the Large Cap Fund under the same terms as described above.

The Adviser is not entitled to reimbursement for any advisory fees waived for either the Large Cap Fund or the Mid Cap Fund for the period February 1, 2014 through September 30, 2015. However, for periods prior to this, each waiver or reimbursement of an expense by the Adviser is subject to repayment by a Fund within the three fiscal years following the fiscal year in which the particular expense was incurred, provided that the Fund is able to make the repayment without exceeding the applicable expense limitation. In conjunction with the proposals described in this proxy statement/prospectus, the Adviser has agreed to extend the term of the expense limitation arrangement out to September 30, 2016. The Adviser will not be entitled to reimbursement for any advisory fees waived for the period February 1, 2014 through September 30, 2016. A copy of the new expense limitation agreement is provided as Appendix A.

The following table describes for each of the Funds, the amounts of previously waived expenses for which the Adviser is entitled to seek reimbursement.

Large Cap Fund

Fiscal Year Ended	Fee Waiver/Expense Reimbursement of or Recoupment of Prior Expenses Waived/Reimbursed by Adviser
October 31, 2014	$0
May 31, 2014	$76,941
May 31, 2013	$52,251
May 31, 2012[1]	($129,192)

1. For the period June 29, 2011 (commencement of operations) through May 31, 2012.

Mid Cap Fund

Fiscal Year Ended	Fee Waiver/Expense Reimbursement or Recoupment of Prior Expenses Waived/Reimbursed by Adviser
October 31, 2014	$38,625
May 31, 2014	$43,773
May 31, 2013	($46,393)[3]
May 31, 2012[1]	($142,245)[2]

1. For the period June 29, 2011 (commencement of operations) through May 31, 2012.

2. Subject to recoupment by the Adviser through May 31, 2015.

3. Subject to recoupment by the Adviser through May 31, 2016.

If approved by shareholders of the Mid Cap Fund and the Large Cap Fund, the amounts recoupable by the Adviser in the Mid Cap Fund would be carried over to the Large Cap Fund after the Reorganization.

After due consideration, the Board determined that approval of the Proposal is in the best interests of the Mid Cap Fund and the Large Cap Fund and recommended that shareholders of the Large Cap Fund vote “For” the proposal.

Required Vote.

Approval of the Proposal requires the affirmative vote of a majority of the voting securities that are present in person or represented by proxy at the Special Meeting.

FURTHER INFORMATION ABOUT VOTING AND THE SPECIAL MEETING

Quorum and Methods of Tabulation. Shareholders of the Large Cap Fund vote as a single class on the Proposal. Votes cast by proxy or in person at the Special Meeting will be counted by persons appointed by the Trust as tellers (the “Tellers”) for the Special Meeting. The Tellers will count the total number of votes cast “for” approval of the Proposal for purposes of determining whether sufficient affirmative votes have been cast. The Tellers will count shares represented by proxies that reflect abstentions and “broker non-votes” (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present on the matter for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes have any effect on the outcome of the Proposal.

Only shareholders of record on December 1, 2014 (the record date) are entitled to notice and to vote at the Special Meeting. Pursuant to the Trust’s Declaration of Trust and By-Laws, one-third of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Special Meeting.

Vote Required. Approval of the Proposal requires the affirmative vote, when a quorum is present at the Special Meeting, of a majority of shares entitled to vote.

Other Business. The Trustees know of no other business to be brought before the Special Meeting. However, if any other matters properly come before the Special Meeting, they intend that proxies that do not contain specific restrictions to the contrary be voted on such matters in accordance with the judgment of the persons named in the proxy card. The Trust does not have annual meetings and, as such, does not have a policy relating to the attendance by the Trustees at shareholder meetings.

Revocation of Proxies. Proxies may be revoked at any time before they are voted either (i) by a written revocation delivered to the Trust, (ii) by a properly executed later-dated proxy received by the Trust, (iii) by an in-person vote at the Special Meeting, or (iv) by written notice of death or incapacity of the maker of the proxy received by the Trust before the vote pursuant to the proxy is counted. Attendance at the Special Meeting will not in and of itself revoke a proxy. Shareholders may revoke a proxy as often as they wish before the Special Meeting. Only the latest dated, properly executed proxy card received prior to or at the Special Meeting will be counted.

Shareholder Proposals. Any shareholder proposals to be included in the proxy statement for the Trust’s next meeting of shareholders must be received by the Trust within a reasonable period of time before the Trust begins to print and send its proxy materials.

Adjournment. If a quorum is not present or represented at the Special Meeting, or if a quorum is present but sufficient votes to approve the proposal are not received, or if other matters arise that require shareholder attention, the persons named as proxy agents, the Chairperson of the meeting, or other Trust officers present at the Special Meeting may propose one or more adjournments to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of one-third of those shares present at the Special Meeting or represented by proxy. The persons named as proxies will vote those proxies that are entitled to vote in favor of such an adjournment, provided that they determine that such an adjournment and additional solicitation is reasonable and in the interest of shareholders based on a consideration of all relevant factors. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

Annual and Semi-Annual Reports. The most recent annual and semi-annual reports to shareholders of the Fund (when available) will be provided to shareholders at no cost. To request a report, please call us toll-free at (877) 670-2227 or write to us at 2960 N. Meridian St., Suite 300, Indianapolis, Indiana 46208.

Proxy Solicitation Costs. The costs of solicitation of proxies and expenses incurred in connection with the preparation of proxy materials are being borne by the             . In addition to soliciting proxies by mail, the Trustees and employees of the Trust may solicit proxies in person or by telephone. The Trust has engaged AST Fund Solutions to provide shareholder meeting services, including the distribution of this Proxy Statement and related materials to shareholders as well as vote tabulation. The costs of these services are expected be approximately $            . By voting immediately, you can help the Trust avoid the additional expense of a second proxy solicitation.

Only one copy of this Proxy Statement may be mailed to a shareholder holding shares in multiple accounts within the Fund. Additionally, unless the Trust has received contrary instructions, only one copy of this Proxy Statement will be mailed to a given address where two or more shareholders share that address. Additional copies of the Proxy Statement will be delivered promptly upon request. Requests may be sent to AST Fund Solutions, 1200 Wall Street West, Lyndhurst, NJ 07071 or made by telephone by calling [1-xxx-xxx-xxxx.]

Outstanding Shares. The shares outstanding of the Large Cap Fund as of December 1, 2014 are:             .

Security Ownership of Certain Beneficial Owners and Management.

[Unless otherwise noted below, as of the Record Date, the current officers and Trustees of the Trust in the aggregate beneficially owned less than 1% of the Class A and Institutional Class Shares of the Large Cap Fund.]

[As of the Record Date, the following persons owned of record or beneficially 5% or more of the outstanding shares of the class identified of the Large Cap Fund:]

Name and Address of Owner	Fund/Class	Number of Shares	Percentage Ownership

INVESTMENT ADVISER AND FUND INFORMATION

Investment Adviser.

Cloud Capital, LLC, 5314 South Yale, Suite 606, Tulsa, Oklahoma 74135 serves as the investment adviser to the Large Cap Fund.

Administrator, Transfer Agent, Dividend Disbursing Agent and Fund Accountant. Huntington Asset Services, Inc., 2960 N. Meridian St., Suite 300, Indianapolis, Indiana 46208 serves as the Trust’s administrator, transfer agent, dividend disbursing agent and fund accountant.

Distributor. Unified Financial Securities, Inc., 2960 N. Meridian St., Suite 300, Indianapolis, Indiana 46208 serves as the distributor for shares of the Fund.

Custodian. FOLIOfn Investments, Inc., 8180 Greensboro Drive, 8th Floor, McLean, Virginia 22102, serves as Custodian of the investments of the Fund.

Independent Registered Public Accounting Firm. Cohen Fund Audit Services, Ltd., 1350 Euclid Avenue, Suite 800, Cleveland, OH 44115 serves as the independent registered public accounting firm for the Fund.

Legal Counsel. The Law Offices of John H. Lively & Associates, Inc., a member firm of The 1940 Act Law GroupTM, 11300 Tomahawk Creek Parkway, Suite 310, Leawood, Kansas 66211 serves as legal counsel to the Trust and the Fund.

PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY TO ENSURE THAT A QUORUM IS PRESENT AT THE MEETING. A SELF- ADDRESSED, POSTAGE PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

APPENDIX A

VALUED ADVISERS TRUST

EXPENSE LIMITATION AND FEE WAIVER AGREEMENT

THIS AGREEMENT is made and entered into effective as of                     , 2014 by and between Valued Advisers Trust, a Delaware statutory trust (the “Trust”), on behalf of the Cloud Capital Strategic All Cap Fund (formerly the Cloud Capital Large Cap Fund) as set forth on Schedule A (the “Fund”), and Cloud Capital, LLC (the “Adviser”), a Delaware limited liability company.

WHEREAS, the Trust is a Delaware statutory trust organized under the Certificate of Trust (“Trust Instrument”), dated June 13, 2008, and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company of the series type; and

WHEREAS, the Trust, on behalf of the Fund, and the Adviser have entered into an Investment Advisory Agreement dated June 8, 2011 (“Advisory Agreement”), which has been renewed from time to time and pursuant to which the Adviser provides investment advisory services to the Fund for compensation based on the value of the average daily net assets of the Fund (the “Advisory Fee”); and

WHEREAS, the Fund and the Adviser have determined that it is appropriate and in the best interests of the Fund and its shareholders to limit the expenses of the Fund, and, therefore, have entered into this Agreement, in order to maintain the Fund’s expense ratios within the Operating Expense Limit, as defined below;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	FEE WAIVER. The Adviser shall reduce its Advisory Fee in whole for the entire term of this Agreement

2.	EXPENSE LIMITATION.

(a)	Applicable Expense Limit. After the waiver of the Advisory Fee pursuant to Paragraph 1 of this Agreement and to the extent that the aggregate expenses of every other character (but excluding (i) interest, (ii) taxes, (iii) brokerage commissions, (iv) other expenditures which are capitalized in accordance with generally accepted accounting principles, (v) other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (vi) dividend expense on short sales, and (vii) expenses incurred under a plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act), incurred by the Fund in any fiscal year (“Fund Operating Expenses”), that exceed the Operating Expense Limit, as defined in Section 2(b) below, such excess amount (the “Excess Amount”) shall be the liability of the Adviser. In determining the Fund Operating Expenses, expenses that the Fund would have incurred but did not actually pay because of expense offset or brokerage/service arrangements shall be added to the aggregate expenses so as not to benefit the Adviser. Additionally, fees reimbursed to the Fund relating to brokerage/services arrangements shall not be taken into account in determining the Fund Operating Expenses so as to benefit the Adviser. Finally, the Operating Expense Limit described in this Agreement excludes any “acquired fund fees and expenses” as that term is described in the prospectus of the Fund.

(b)	Operating Expense Limit. The Fund’s maximum operating expense limits (each an “Operating Expense Limit”) in any year shall be that percentage of the average daily net assets of the Fund as set forth on Schedule A attached hereto and incorporated by this reference.

(c)	Method of Computation. To determine the Adviser’s liability with respect to the Excess Amount, each month the Fund Operating Expenses for the Fund shall be annualized as of the last day of the month. If the annualized Fund Operating Expenses for any month exceeds the Operating Expense Limit of the Fund, the Adviser shall remit to the Fund an amount that, together with the waived or reduced investment advisory fee, is sufficient to pay such Excess Amount.

(d)	Year-End/Period Adjustment. If necessary, on or before the last day of the first month of each fiscal year and/or other period, an adjustment payment shall be made by the appropriate party in order that the amount of the payments remitted by the Adviser to the Fund with respect to the previous fiscal year and/or other period shall equal the Excess Amount.

3.	REIMBURSEMENT OF FEE WAIVERS AND EXPENSE REIMBURSEMENTS.

(a)	Reimbursement. If in any fiscal year and/or other period in which the Advisory Agreement is still in effect, the estimated aggregate Fund Operating Expenses of a Fund for that fiscal year and/or other period are less than the Operating Expense Limit for that fiscal year and/or other period, the Adviser may be entitled to reimbursement by such Fund, in whole or in part as provided below, of the fees or expenses waived or reduced by the Adviser and other payments remitted by the Adviser to such Fund pursuant to Section 2 hereof during previous fiscal years and/or other periods. Notwithstanding the foregoing, the Adviser shall not be entitled to Advisory Fees waived for the period February 1, 2014 through September 30, 2016 (the “Excluded Period”). The total amount of reimbursement to which the Adviser may be entitled (“Reimbursement Amount”) shall equal, at any time, the sum of all Advisory Fees previously waived or reduced by the Adviser (other than Advisory Fees waived during the Excluded Period) and all other payments remitted by the Adviser to the Fund pursuant to Section 2 hereof, during any of the previous three (3) fiscal years and/or other periods, less any reimbursement previously paid by such Fund to the Adviser pursuant to this Section 3, with respect to such waivers, reductions, and payments. The Reimbursement Amount shall not include any additional charges or fees whatsoever, including, for example, interest accruable on the Reimbursement Amount. Pursuant to the terms of a reorganization of the Cloud Capital Strategic Mid Cap Fund (the “Mid Cap Fund”) into the Fund, the Reimbursement Amount shall include eligible advisory fees waived and expenses reimbursed, which had not previously been recouped by the Adviser with respect to the Mid Cap Fund as of January 19, 2015, the date at which that Fund was reorganized into the Cloud Capital Strategic Large Cap Fund. Such amount eligible for recoupment was approved by shareholders of each of the Mid Cap Fund and the Fund at separate shareholder meetings held on January 14, 2015.

(b)	Method of Computation. To determine a Fund’s accrual, if any, to reimburse the Adviser for the Reimbursement Amount, each month the Fund Operating Expenses of the Fund shall be annualized as of the last day of the month. If the annualized Fund Operating Expenses of the Fund for any month are less than the Operating Expense Limit of such Fund, such Fund, shall accrue into its net asset value an amount payable to the Adviser sufficient to increase the annualized Fund Operating Expenses of that Fund to an amount no greater than the Operating Expense Limit of that Fund, provided that such amount paid to the Adviser will in no event exceed the total Reimbursement Amount. For accounting purposes, when the annualized Fund Operating Expenses of a Fund are below the Operating Expense Limit, a liability will be accrued daily for these amounts.

(c)	Year-End Adjustment. If necessary, on or before the last day of the first month of each fiscal year and/or other period, an adjustment payment shall be made by the appropriate party in order that the actual Fund Operating Expenses of a Fund for the prior fiscal year and/or other period (including any reimbursement payments hereunder with respect to such fiscal year and/or other period) do not exceed the Operating Expense Limit.

(d)	Limitation of Liability. The Adviser shall look only to the assets of the Fund for which it waived or reduced fees or remitted payments for reimbursement under this Agreement and for payment of any claim hereunder, and neither the Funds, nor any of the Trust’s trustees, officers, employees, agents, or shareholders, whether past, present or future shall be personally liable therefor.

4.	TERM, MODIFICATION AND TERMINATION OF AGREEMENT.

This Agreement with respect to the Fund shall continue in effect until the expiration date set forth on Schedule A (the “Expiration Date”). With regard to the Operating Expense Limits, the Trust’s Board of Trustees and the Adviser may terminate or modify this Agreement prior to the Expiration Date only by mutual written consent. This Agreement shall terminate automatically upon the termination of the Advisory Agreement; provided, however, that the obligation of the Trust to reimburse the Adviser with respect to a Fund shall survive the termination of this Agreement unless the Trust and the Adviser agree otherwise.

5.	MISCELLANEOUS.

(a)	Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

(b)	Interpretation. Nothing herein contained shall be deemed to require the Trust or the Fund to take any action contrary to the Trust’s Declaration of Trust or Bylaws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust’s Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or the Fund.

(c)	Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment advisory fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Advisory Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act.

Signature Page to Follow

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first above written.

VALUED ADVISERS TRUST

Signature

Title

CLOUD CAPITAL, LLC

Signature

Title

Schedule A

to the

Expense Limitation and Fee Waiver Agreement

between

Valued Advisers Trust (the “Trust”)

and

Cloud Capital, LLC (the “Adviser”)

Dated as of                     , 2014

Fund	Operating Expense Limit	Effective Date	Expiration Date
Cloud Capital Strategic All Cap Fund (previously the Cloud Capital Strategic Large Cap Fund)	1.40%	February 1, 2014	September 30, 2016

PROXY CARD

Valued Advisers Trust

Cloud Capital Strategic Large Cap Fund

Proxy for a meeting of shareholders to be held on January 14, 2015

The undersigned hereby appoints R. Jeffrey Young and Carol J. Highsmith as Proxy of the undersigned, with full power of substitution, and hereby authorizes either of them to vote on behalf of the undersigned all shares of the Fund listed on the following page that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at 9:00 a.m., Eastern Time, on January 14, 2015 at the offices of Valued Advisers Trust at 2960 N. Meridian St., Suite 300, Indianapolis, Indiana 46208 and at any postponements or adjournments thereof, as fully as the undersigned would be entitled to vote if personally present. This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws. The execution of this proxy is not intended to, and does not, revoke any prior proxies or powers of attorney other than the revocation, in accordance with the laws of the State of Delaware and applicable federal securities laws, of any proxy previously granted specifically in connection with the voting of the shares subject hereto. This proxy may be revoked at any time prior to the exercise of the powers conferred thereby.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the proposal. In his discretion, the Proxy is authorized to vote upon such other matters as may properly come before the meeting.

Please record your voting instructions on this card, sign it below, and return it promptly in the envelope provided. Your vote is important.

Dated

Signature(s) (Title(s), if applicable):	(Sign in the Box)

Please sign your name exactly as it appears on this card. If you are a joint owner, any one of you may sign. When signing as executor, administrator, attorney, trustee, or guardian, or as custodian for a minor, please give your full title as such. If you are signing for a corporation, please sign the full corporate name and indicate the signer’s office. If you are a partner, sign in the partnership name.

PLEASE FOLD HERE AND RETURN THE ENTIRE BALLOT – DO NOT DETACH

DEAR SHAREHOLDER:

Your vote is important. Please help us to eliminate the expense of follow-up mailings by signing and returning this proxy card. A postage-paid envelope is enclosed for your convenience. Please refer to the back of the proxy card for additional information regarding the proposal.

Please fill in a box as shown using black or blue ink or number 2 pencil.

PLEASE DO NOT USE FINE POINT PENS.

1. To approve the ability of Cloud Capital, LLC, the investment adviser to the Fund, to seek reimbursement of fees waived for, and/or expenses reimbursed to the Cloud Capital Strategic Mid Cap Fund from the Fund following the reorganization of the Cloud Capital Strategic Mid Cap Fund into the Fund.	FOR	AGAINST

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2. To transact such other business as may properly come before the Special Meeting and any postponement or adjournment thereof.